Exhibit 31.1

Certification of the Chief Executive Officer of the Company pursuant to Securities Exchange Act Rules 13a-14 and 15d-14
I, Paul A. Perrault, President and Chief Executive Officer, certify that:

1.	I have reviewed Amendment No. 1 to the Annual Report on Form 10-K of Brookline Bancorp, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 2, 2016

/s/ Paul A. Perrault
Paul A. Perrault
President and Chief Executive Officer
(Principal Executive Officer)